Exhibit 3.45
Company Number: 00279596
The Companies Act 2006
PRIVATE COMPANY LIMITED BY SHARES

ARTICLES
OF ASSOCIATION
September 2, 2010
NOVELIS UK LTD
Incorporated on 13 September 1933

Jordans Limited
www.jordans.co.uk

Bristol office:	London office:
21 St Thomas Street	20-22 Bedford Row
Bristol	London
BS1 6JS	WC1R 4JS

Tel: +44 (0)117 923 0600	Tel: +44 (0)20 7400 3333
Fax: +44 (0)117 923 0063	Fax: +44 (0)20 7400 3366

THE COMPANIES ACT 2006
PRIVATE COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION OF
NOVELIS UK LTD
1.	PRELIMINARY
1.1	In these Articles, any reference to a provision of the Companies Act 2006 shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.
1.2	The headings used in these Articles are included for the sake of convenience only and shall be ignored in construing the language or meaning of these Articles.
1.3	In these Articles, unless the context otherwise requires, references to nouns in the plural form shall be deemed to include the singular and vice versa.
2.	DEFINED TERMS
2.1	In these Articles, unless the context requires otherwise—

“appointor” has the meaning given in Article 22.1;

“Articles” means the Company’s Articles of association;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

“call” has the meaning given in Article 28.1;

“call notice” has the meaning given in Article 28.1;

“call payment date” has the meaning given in Article 28.4;

“chairman” has the meaning given in Article 13.2;

“chairman of the meeting” has the meaning given in Article 48.3;

“Companies Acts” means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the Company;

“Controlling Shareholder” means the registered holder for the time being of more than one-half in nominal value of the issued ordinary share capital of the Company and includes (for the avoidance of doubt) any member holding all of the issued ordinary share capital of the Company;

“director” means a director of the Company, and includes any person occupying the position of director, by whatever name called;

“distribution recipient” has the meaning given in Article 38.2;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic form” has the meaning given in section 1168 of the Companies Act 2006;

“forfeiture notice” has the meaning given in Article 28.4;
“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;
“hard copy form” has the meaning given in section 1168 of the Companies Act 2006;
“holder” in relation to shares means the person whose name is entered in the register of members as the holder of the shares;
“instrument” means a document in hard copy form;
“lien enforcement notice” has the meaning given in Article 27.4;
“Nominee” means any person holding shares in the Company as nominee or otherwise on trust for the Controlling Shareholder;
“ordinary resolution” has the meaning given in section 282 of the Companies Act 2006;
“paid” means paid or credited as paid;
“participate”, in relation to a directors’ meeting, has the meaning given in Article 10;
“proxy notice” has the meaning given in Article 53.1;
“relevant rate” has the meaning given in Article 28.4;
“secretary” means the secretary of the Company, if any, appointed in accordance with Article 23.1 or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;
“shareholder” means a person who is the holder of a share;
“shares” means shares in the Company;
“special resolution” has the meaning given in section 283 of the Companies Act 2006;
“subsidiary” has the meaning given in section 1159 of the Companies Act 2006;
“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law; and
“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.
“working day” means a day that is not a Saturday or Sunday, Christmas Day, Good Friday or any day that is a bank holiday under the Banking and Financial Dealings Act 1971 in the part of the United Kingdom where the Company is registered.
Unless the context otherwise requires, other words or expressions contained in these Articles bear the same meaning as in the Companies Act 2006 as in force on the date when these Articles become binding on the Company.
3.	LIABILITY OF MEMBERS
3.1	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

4.	DIRECTORS’ GENERAL AUTHORITY
4.1	The directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.
5.	SHAREHOLDERS’ RESERVE POWER
5.1	The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action.
5.2	No such special resolution invalidates anything which the directors have done before the passing of the resolution.
6.	DIRECTORS MAY DELEGATE
6.1	The directors may delegate any of the powers which are conferred on them under the Articles—
(a)	to such person or committee;
(b)	by such means (including by power of attorney);
(c)	to such an extent;
(d)	in relation to such matters or territories; and
(e)	on such terms and conditions;
as they think fit.
6.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.
6.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.
7.	COMMITTEES
7.1	Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of these Articles which govern the taking of decisions by directors.
7.2	The directors may make rules of procedure for all or any committees, which prevail over rules derived from the Articles if they are not consistent with them.
8.	DIRECTORS TO TAKE DECISIONS COLLECTIVELY
8.1	The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with Article 9.
8.2	If—
(a)	the Company only has one director, and
(b)	no provision of these Articles requires it to have more than one director, the general rule does not apply, and the director may take decisions without regard to any of the provisions of these Articles relating to directors’ decision-making.

9.	UNANIMOUS DECISIONS
9.1	A decision of the directors is taken in accordance with this Article when all eligible directors indicate to each other by any means that they share a common view on a matter.
9.2	Such a decision may take the form of a resolution in writing, where each eligible director has signed one or more copies of it or has otherwise indicated agreement in writing.
9.3	References in this Article to eligible directors are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting.
9.4	A decision may not be taken in accordance with this Article if the eligible directors would not have formed a quorum at such a meeting.
10.	CALLING A DIRECTORS’ MEETING
10.1	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the Company secretary (if any) to give such notice.
10.2	Notice of any directors’ meeting must indicate—
(a)	its proposed date and time;
(b)	where it is to take place; and
(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.
10.3	Notice of a directors’ meeting must be given to each director, but need not be in writing.
10.4	Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than 7 days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.
11.	PARTICIPATION IN DIRECTORS’ MEETINGS
11.1	Directors participate in a directors’ meeting, or part of a directors’ meeting, when—
(a)	the meeting has been called and takes place in accordance with the Articles, and
(b)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.
11.2	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.
11.3	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.
12.	QUORUM FOR DIRECTORS’ MEETINGS
12.1	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.
12.2	The quorum for directors’ meetings may be fixed from time to time by a decision of the directors, but it must never be less than two, and unless otherwise fixed it is two.

12.3	If the total number of directors for the time being is less than the quorum required, the directors must not take any decision at a directors’ meeting other than a decision—
(a)	to appoint further directors, or
(b)	to call a general meeting so as to enable the shareholders to appoint further directors.
13.	CHAIRING OF DIRECTORS’ MEETINGS
13.1	The directors may appoint a director to chair their meetings.
13.2	The person so appointed for the time being is known as the chairman.
13.3	The directors may terminate the chairman’s appointment at any time.
13.4	If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.
14.	CASTING VOTE
14.1	If the numbers of votes for and against a proposal are equal, the chairman or other director chairing the meeting has a casting vote.
14.2	But this does not apply if, in accordance with these Articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.
15.	CONFLICTS OF INTEREST
15.1	Subject to Article 15.2, notwithstanding the fact that a proposed decision of the directors concerns or relates to any matter in which a director has, or may have, directly or indirectly, any kind of interest whatsoever, that director may participate in the decision-making process for both quorum and voting purposes.
15.2	If the directors propose to exercise their power under section 175(4)(b) of the Companies Act 2006 to authorise a director’s conflict of interest, the director facing the conflict is not to be counted as participating in the decision to authorise the conflict for quorum or voting purposes.
15.3	Subject to the provisions of the Companies Act 2006, and provided that (if required to do so by the said Act) he has declared to the directors the nature and extent of any direct or indirect interest of his, a director, notwithstanding his office:-
(a)	may be a party to or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;
(b)	may be a director or other officer or an employee of, or a party to any transaction or arrangement with, or otherwise interested in, any subsidiary of the Company or body corporate in which the Company is interested; and
(c)	is not accountable to the Company for any remuneration or other benefits which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no transaction or arrangement is liable to be avoided on the ground of any such remuneration, benefit or interest.
16.	RECORDS OF DECISIONS TO BE KEPT
16.1	The directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

17.	DIRECTORS’ DISCRETION TO MAKE FURTHER RULES
17.1	Subject to the Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.
18.	APPOINTMENT OF DIRECTORS
18.1	(a) The Controlling Shareholder shall have the right at any time and from time to time to appoint one or more persons to be a director or directors of the Company and may from time to time remove from office any director (whether or not appointed by him pursuant to this Article).
(a)	Every appointment or removal of a director under the powers conferred upon the Controlling Shareholder by these Articles shall be made by:-
(i)	a document in hard copy form signed by the Controlling Shareholder (or, if the Controlling Shareholder is a corporation, by a director or the company secretary of it) and which shall only take effect on its receipt at the Company’s registered office or receipt at an address specified by the Company for this purpose; or
(ii)	a document in electronic form authenticated in accordance with the provisions of section 1146 of the Companies Act 2006 by the Controlling Shareholder (or, if the Controlling Shareholder is a corporation, by a director or the company secretary of it) sent by electronic means to an address that the Company has specified to the Controlling Shareholder for this purpose and which shall only take effect on its receipt at such address.
(b)	A copy of every such appointment or removal shall be annexed to the directors’ minute book as soon as practicable after receipt by the Company.
18.2	Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director—
(a)	by ordinary resolution, or
(b)	by a decision of the directors.
18.3	In any case where, as a result of death, the Company has no shareholders and no directors, the personal representatives of the last shareholder to have died have the right, by notice in writing, to appoint a person to be a director.
18.4	For the purposes of Article 18.3, where 2 or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder.
19.	TERMINATION OF DIRECTOR’S APPOINTMENT
19.1	A person ceases to be a director as soon as—
(a)	that person is removed from office under the provisions of Article 18.1;
(b)	that person ceases to be a director by virtue of any provision of the Companies Act 2006 or is prohibited from being a director by law;
(c)	a bankruptcy order is made against that person;
(d)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;
(e)	that person is, or may be, suffering from mental disorder and either:-

(i)	he is admitted to hospital in pursuance of an application for admission for treatment under mental health legislation for the time being in force in any part of the United Kingdom; or
(ii)	an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or which wholly or partly prevents that person from personally exercising any powers or rights which that person otherwise would have;
(f)	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms; or
(g)	that person has for more than six consecutive months been absent without permission of the directors from meetings of directors held during that period and the directors make a decision to vacate that person’s office.
20.	DIRECTORS’ REMUNERATION
20.1	Directors may undertake any services for the Company that the directors decide.
20.2	Directors are entitled to such remuneration as the directors determine—
(a)	for their services to the Company as directors, and
(b)	for any other service which they undertake for the Company.
20.3	Subject to the Articles, a director’s remuneration may—
(a)	take any form, and
(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.
20.4	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.
21.	DIRECTORS’ EXPENSES
21.1	The Company may pay any reasonable expenses which the directors and/or any alternate directors properly incur in connection with their attendance at—
(a)	meetings of directors or committees of directors,
(b)	general meetings, or
(c)	separate meetings of the holders of any class of shares or of debentures of the Company, or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.
22.	ALTERNATE DIRECTORS
22.1	(a) Any director (the “appointor”) may appoint as an alternate any other director, or any other person, to:-
(i)	exercise that director’s powers; and
(ii)	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor.
(b)	Any appointment or removal of an alternate must be effected by notice in writing to the Company signed by the appointor, or in any other manner approved by the directors. The notice must:-
(i)	identify the proposed alternate; and
(ii)	in the case of a notice of appointment, contain a statement signed by the proposed alternate that he is willing to act as the alternate of his appointor.
22.2	(a) An alternate director has the same rights to participate in any directors’ meeting or decision of the directors reached in accordance with Article 9, as the alternate’s appointor.
(b)	Except as these Articles specify otherwise, alternate directors:-
(i)	are deemed for all purposes to be directors;
(ii)	are liable for their own acts or omissions;
(iii)	are subject to the same restrictions as their appointors; and
(iv)	are not deemed to be agents of or for their appointors.
(c)	A person who is an alternate director but not a director:-
(i)	may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor is not participating); and
(ii)	may sign or otherwise signify his agreement in writing to a written resolution in accordance with Article 9 (but only if that person’s appointor has not signed or otherwise signified his agreement to such written resolution).
No alternate may be counted as more than one director for such purposes.
(d)	An alternate director is not entitled to receive any remuneration from the Company for serving as an alternate director except such part of the remuneration payable to that alternate’s appointor as the appointor may direct by notice in writing made to the Company.
22.3	An alternate director’s appointment as an alternate terminates:-
(a)	when his appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;
(b)	on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s appointor would result in the termination of the appointor’s office as director;
(c)	on the death of his appointor; or
(d)	when his appointor’s appointment as a director terminates.
23.	SECRETARY
23.1	The directors may appoint a secretary to the Company for such period, for such remuneration and upon such conditions as they think fit; and any secretary so appointed by the directors may be removed by them.

24.	ISSUE OF SHARES
24.1	Shares may be issued as nil, partly or fully paid.
24.2	(a) Notwithstanding any other provisions contained in section 550 of the Companies Act 2006, Article 25 and this Article 24, the directors shall not be entitled to exercise any of the powers, authorities, rights or discretions conferred on them to allot shares or to grant rights to subscribe for or to convert any security into such shares without the prior consent of the Controlling Shareholder.
(b)	Every consent given under the powers conferred upon the Controlling Shareholder by this Article shall be made by:-
(i)	a document in hard copy form signed by the Controlling Shareholder (or, if the Controlling Shareholder is a corporation, by a director or the company secretary of it) and which shall only take effect on its receipt at the Company’s registered office or receipt at an address specified by the Company for this purpose; or
(ii)	a document in electronic form authenticated in accordance with the provisions of section 1146 of the Companies Act 2006 by the Controlling Shareholder (or, if the Controlling Shareholder is a corporation, by a director or the company secretary of it) sent by electronic means to an address that the Company has specified to the Controlling Shareholder for this purpose and which shall only take effect on its receipt at such address.
(c)	A copy of every such consent shall be annexed to the directors’ minute book as soon as practicable after receipt by the Company.
24.3	Subject to Article 24.2, all shares shall be under the control of the directors, who may allot, grant options over or dispose of the same to such persons, on such terms, and in such manner as they think fit.
24.4	In accordance with section 567 of the Companies Act 2006, sections 561 and 562 of the said Act are excluded.
25.	POWERS TO ISSUE DIFFERENT CLASSES OF SHARE
25.1	Subject to the Articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution.
25.2	The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.
26.	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS
26.1	Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.
27.	LIEN
27.1	Save as provided in Article 27.3, the Company has a first and paramount lien on all shares (whether or not such shares are fully paid) standing registered in the name of any person indebted or under any liability to the Company, whether he is the sole registered holder thereof or is one of two or more joint holders, for all moneys payable by him or his estate to the Company (whether or not such moneys are presently due and payable).

27.2	Save as provided in Article 27.3, the Company’s lien over shares:-
(a)	takes priority over any third party’s interest in such shares; and

(b)	extends to any dividend or other money payable by the Company in respect of such shares and (if the Company’s lien is enforced and such shares are sold by the Company) the proceeds of sale of such shares.
27.3	Any lien on shares which the Company has does not apply in respect of any shares which have been charged by way of security to a bank or financial institution or a subsidiary (or any nominee or nominees thereof) of a bank or financial institution or which are transferred in accordance with the provisions of Article 32.8.

27.4	The directors may at any time decide that a share which is or would otherwise be subject to the Company’s lien shall not be subject to it, either wholly or in part.

27.5	(a) Subject to the provisions of this Article, if:-
(i)	a notice of the Company’s intention to enforce the lien (“lien enforcement notice”) has been sent in respect of the shares; and

(ii)	the person to whom the lien enforcement notice was sent has failed to comply with it, the Company may sell those shares in such manner as the directors decide.
(b)	A lien enforcement notice:-
(i)	may only be sent in respect of shares if a sum is payable to the Company by the sole registered holder or one of two or more joint registered holders of such shares and the due date for payment of such sum has passed;
(ii)	must specify the shares concerned;
(iii)	must include a demand for payment of the sum payable within 14 days;
(iv)	must be addressed either to the holder of such shares or to a person entitled to such shares by reason of the holder’s death, bankruptcy or otherwise; and
(v)	must state the Company’s intention to sell the shares if the notice is not complied with.
(c)	If shares are sold under this Article:-
(i)	the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and
(ii)	the transferee is not bound to see to the application of the consideration, and the transferee’s title is not affected by any irregularity in or invalidity of the process leading to the sale.
(d)	The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:-
(i)	first, in payment of so much of the sum for which the lien exists as was payable at the date of the lien enforcement notice; and

(ii)	second, in payment to the person entitled to the shares at the date of the sale, but only after the certificate for the shares sold has been surrendered to the Company for cancellation or a suitable indemnity has been given for any lost certificates, and subject to a lien equivalent to the Company’s lien over the shares before the sale for any money payable in respect of the shares after the date of the lien enforcement notice.
(e)	A statutory declaration by a director or the secretary that the declarant is a director or the secretary and that a share has been sold to satisfy the Company’s lien on a specified date:-
(i)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and
(ii)	subject to compliance with any other formalities of transfer required by these Articles or by law, constitutes a good title to the share.
28.	CALLS ON SHARES AND FORFEITURE
28.1	(a) Subject to these Articles and the terms on which shares are allotted, the directors may send a notice (a “call notice”) to a member requiring the member to pay the Company a specified sum of money (a “call”) which is payable in respect of shares which that member holds at the date when the directors decide to send the call notice.
(b)	A call notice:-
(i)	may not require a member to pay a call which exceeds the total sum unpaid on that member’s shares (whether as to the share’s nominal value or any amount payable to the Company by way of premium);
(ii)	must state when and how any call to which it relates is to be paid; and
(iii)	may permit or require the call to be paid by instalments.
(c)	A member must comply with the requirements of a call notice, but no member is obliged to pay any call before 14 days have passed since the call notice was sent.
(d)	Before the Company has received any call due under a call notice the directors may:-
(i)	revoke it wholly or in part; or
(ii)	specify a later time for payment than is specified in the call notice, by a further notice in writing to the member in respect of whose shares the call was made.
28.2	(a) Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which the call is required to be paid.
(b)	Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.
(c)	Subject to the terms on which shares are allotted, the directors may, when issuing shares, make arrangements for a difference between the holders in the amounts and times of payment of calls on their shares.
28.3	(a) A call notice need not be issued in respect of sums which are specified, in the terms on which a share is allotted, as being payable to the

Company in respect of that share (whether in respect of nominal value or premium):-
(i)	on allotment;
(ii)	on the occurrence of a particular event; or
(iii)	on a date fixed by or in accordance with the terms of issue.
(b)	But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.
28.4	(a) If a person is liable to pay a call and fails to do so by the call payment date:-
(i)	the directors may send a notice of forfeiture (a “forfeiture notice”) to that person; and
(ii)	until the call is paid, that person must pay the Company interest on the call from the call payment date at the relevant rate.
(b)	For the purposes of this Article:-
(i)	the “call payment date” is the date on which the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the “call payment date” is that later date; and
(ii)	the “relevant rate” is the rate fixed by the terms on which the share in respect of which the call is due was allotted or, if no such rate was fixed when the share was allotted, five percent per annum.
(c)	The relevant rate must not exceed by more than five percentage points the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998.
(d)	The directors may waive any obligation to pay interest on a call wholly or in part.
28.5	A forfeiture notice:-
(a)	may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;
(b)	must be sent to the holder of that share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise;
(c)	must require payment of a call and any accrued interest by a date which is not less than 14 days after the date of the forfeiture notice;
(d)	must state how the payment is to be made; and
(e)	must state that if the forfeiture notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.
28.6	If a forfeiture notice is not complied with before the date by which payment of the call is required in the forfeiture notice, the directors may decide that any share in respect of which it was given is forfeited and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

28.7	(a) Subject to the following provisions of this Article 28.7, the forfeiture of a share extinguishes:-
(i)	all interests in that share, and all claims and demands against the Company in respect of it; and
(ii)	all other rights and liabilities incidental to the share as between the person in whose name the share is registered and the Company.
(b)	Any share which is forfeited:-
(i)	is deemed to have been forfeited when the directors decide that it is forfeited;
(ii)	is deemed to be the property of the Company; and
(iii)	may be sold, re-allotted or otherwise disposed of as the directors think fit.
(c)	If a person’s shares have been forfeited:-
(i)	the Company must send that person notice that forfeiture has occurred and record it in the register of members;
(ii)	that person ceases to be a member in respect of those shares;
(iii)	that person must surrender the certificate for the shares forfeited to the Company for cancellation;
(iv)	that person remains liable to the Company for all sums due and payable by that person at the date of forfeiture in respect of those shares, including any interest (whether accrued before or after the date of forfeiture); and
(v)	the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.
(d)	At any time before the Company disposes of a forfeited share, the directors may decide to cancel the forfeiture on such terms as they think fit.
28.8	(a) If a forfeited share is to be disposed of by being transferred, the Company may receive the consideration for the transfer and the directors may authorise any person to execute the instrument of transfer.
(b)	A statutory declaration by a director or the secretary that the declarant is a director or the secretary and that a share has been forfeited on a specified date:-
(i)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and
(ii)	subject to compliance with any other formalities of transfer required by these Articles or by law, constitutes a good title to the share.
(c)	A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share.

(d)	If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which:-
(i)	was, or would have become, payable; and
(ii)	had not, when that share was forfeited, been paid by that person in respect of that share, but no interest is payable to such a person in respect of such proceeds and the Company is not required to account for any money earned on them.
28.9	(a) A member may surrender any share:-
(i)	in respect of which the directors may issue a forfeiture notice;
(ii)	which the directors may forfeit; or
(iii)	which has been forfeited.
(b)	The directors may accept the surrender of any such share.
(c)	The effect of surrender on a share is the same as the effect of forfeiture on that share.
(d)	A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.
29.	SHARE CERTIFICATES
29.1	(a) The Company must issue each member with one or more certificates in respect of the shares which that member holds.
(b)	Except as is otherwise provided in these Articles, all certificates must be issued free of charge.
(c)	No certificate may be issued in respect of shares of more than one class.
(d)	A member may request the Company, in writing, to replace:-
(i)	the member’s separate certificates with a consolidated certificate; or
(ii)	the member’s consolidated certificate with two or more separate certificates.
(e)	When the Company complies with a request made by a member under (d) above, it may charge a reasonable fee as the directors decide for doing so.
29.2	(a) Every certificate must specify:-
(i)	in respect of how many shares, of what class, it is issued;

(ii)	the nominal value of those shares;

(iii)	the amount paid up on those shares; and

(iv)	any distinguishing numbers assigned to them.
(b)	Certificates must:-
(i)	have affixed to them the Company’s common seal; or

(ii)	be otherwise executed in accordance with the Companies Acts.

30.	REPLACEMENT SHARE CERTIFICATES
30.1	If a certificate issued in respect of a shareholder’s shares is—
(a)	damaged or defaced, or

(b)	said to be lost, stolen or destroyed,

that shareholder is entitled to be issued with a replacement certificate in respect of the same shares.
30.2	A shareholder exercising the right to be issued with such a replacement certificate—
(a)	may at the same time exercise the right to be issued with a single certificate or separate certificates;
(b)	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and
(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.
31.	CONSOLIDATION OF SHARES
31.1	(a) This Article applies in circumstances where:-
(i)	there has been a consolidation of shares; and
(ii)	as a result, members are entitled to fractions of shares.
(b)	The directors may:-
(i)	sell the shares representing the fractions to any person including the Company for the best price reasonably obtainable; and
(ii)	authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser.
(c)	Where any holder’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the directors, that member’s portion may be distributed to an organisation which is a charity for the purposes of the law of England and Wales, Scotland or Northern Ireland.
(d)	A person to whom shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.
(e)	The transferee’s title to the shares is not affected by any irregularity in or invalidity of the process leading to their sale.
32.	SHARE TRANSFERS
32.1	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor and, if any of the shares is nil or partly paid, the transferee.
32.2	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.
32.3	The Company may retain any instrument of transfer which is registered.
32.4	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

32.5	Save as provided in Articles 32.6 to 32.8 inclusive, the directors may refuse to register the transfer of a share, and, if they do so, the instrument of transfer must be returned to the transferee together with a notice of refusal giving reasons for such refusal as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged for registration, unless the directors suspect that the proposed transfer may be fraudulent.
32.6	The Controlling Shareholder may at any time by notice given to the Nominee at the registered address of the Nominee shown in the register of members of the Company require the Nominee to transfer all or any shares registered in his name to the Controlling Shareholder or any other person specified in the notice for no consideration. If the Nominee shall fail within 48 hours after service of the notice to transfer the shares in question, the directors may authorise any person to execute on behalf of and as agent or attorney for the Nominee any necessary instrument of transfer and shall cause the name of the transferee to be entered in the register of members as the holder of the shares in question. After the name of the transferee has been entered in the register of members in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person.
32.7	(a) The directors shall not refuse to register any transfer of shares where such transfer is:
(i)	made to or by or with the express consent of the Controlling Shareholder; or
(ii)	made pursuant to Article 32.6.
(b)	Every consent given under the powers conferred upon the Controlling Shareholder by this Article shall be made by:-
(i)	a document in hard copy form signed by the Controlling Shareholder (or, if the Controlling Shareholder is a corporation, by a director or the company secretary of it) and which shall only take effect on its receipt at the Company’s registered office or receipt at an address specified by the Company for this purpose; or
(ii)	a document in electronic form authenticated in accordance with the provisions of section 1146 of the Companies Act 2006 by the Controlling Shareholder (or, if the Controlling Shareholder is a corporation, by a director or the company secretary of it) sent by electronic means to an address that the Company has specified to the Controlling Shareholder for this purpose and which shall only take effect on its receipt at such address.
(c)	A copy of every such consent shall be annexed to the directors’ minute book as soon as practicable after receipt by the Company.
32.8	(a) The directors shall not refuse to register any transfer of shares where such transfer is:
(i)	in favour of any bank or institution (or any nominee or nominees of such a bank or institution) to whom such shares are being transferred by way of security;
(ii)	duly executed by any such bank or institution (or any such nominee or nominees) to whom such shares shall (including any further shares in the Company acquired by reason of its holding of such shares) have been transferred as aforesaid, pursuant to the power of sale under such security;

(iii)	duly executed by a receiver appointed by a bank or institution pursuant to any security document which creates any security interest over such shares; or
(iv)	in favour of any person when delivered by a bank or institution (or any nominees of such a bank or institution) to whom such shares have been mortgaged.
(b)	A certificate by any official of such bank or institution (or any nominee or nominees thereof) or any such receiver that the shares are to are to be subject to such a security and that the transfer is executed in accordance with the provisions of this Article shall be conclusive evidence of such facts.
33.	TRANSMISSION OF SHARES
33.1	If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share.
33.2	A transmittee who produces such evidence of entitlement to shares as the directors may properly require—
(a)	may, subject to the Articles, choose either to become the holder of those shares or to have them transferred to another person, and
(b)	subject to the Articles, and pending any transfer of the shares to another person, has the same rights as the holder had.
33.3	But transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.
33.4	Nothing in these Articles releases the estate of a deceased member from any liability in respect of a share solely or jointly held by that member.
34.	EXERCISE OF TRANSMITTEES’ RIGHTS
34.1	Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish.
34.2	If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.
34.3	Any transfer made or executed under this Article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.
34.4	All the Articles relating to the transfer of shares apply to:-
(a)	any notice in writing given to the Company by a transmittee in accordance with Article 34.1; and
(b)	any instrument of transfer executed by a transmittee in accordance with Article 34.2, as if such notice or instrument were an instrument of transfer executed by the person from whom the transmittee derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

35.	TRANSMITTEES BOUND BY PRIOR NOTICES
35.1	If a notice is given to a shareholder in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the shareholder before the transmittee’s name has been entered in the register of members.
36.	DIVIDENDS
36.1	(a) Except as otherwise provided by these Articles or the rights attached to the shares, all dividends must be:-
(i)	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and
(ii)	apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.
(b)	If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.
(c)	For the purpose of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of the due date for payment of that amount.
37.	PROCEDURE FOR DECLARING DIVIDENDS
37.1	The Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.
37.2	A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.
37.3	No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.
37.4	Unless the shareholders’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it.
37.5	If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.
37.6	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.
37.7	If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.
38.	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS
38.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means—
(a)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;
(b)	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;
(c)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or
(d)	any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.
38.2	In these Articles, “the distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable—
(a)	the holder of the share; or
(b)	if the share has two or more joint holders, whichever of them is named first in the register of members; or
(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.
39.	NO INTEREST ON DISTRIBUTIONS
39.1	The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by—
(a)	the terms on which the share was issued, or
(b)	the provisions of another agreement between the holder of that share and the Company.
40.	UNCLAIMED DISTRIBUTIONS
40.1	All dividends or other sums which are—
(a)	payable in respect of shares, and
(b)	unclaimed after having been declared or become payable,
may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.
40.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.
40.3	If—
(a)	twelve years have passed from the date on which a dividend or other sum became due for payment, and
(b)	the distribution recipient has not claimed it,
the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.
41.	NON-CASH DISTRIBUTIONS
41.1	Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any Company).

41.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution—
(a)	fixing the value of any assets;

(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.
42.	WAIVER OF DISTRIBUTIONS
42.1	Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if—
(a)	the share has more than one holder, or

(b)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.
43.	CAPITALISATION OF PROFITS
43.1	The directors may, if they are so authorised by an ordinary resolution—
(a)	decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

(b)	appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.
43.2	Capitalised sums must be applied—
(a)	on behalf of the persons entitled, and

(b)	in the same proportions as a dividend would have been distributed to them.
43.3	Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

43.4	A capitalised sum which was appropriated from profits available for distribution may be applied:-
(a)	in or towards paying up any amounts unpaid on any existing nil or partly paid shares held by the persons entitled; or

(b)	in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.
43.5	The directors may—
(a)	apply capitalised sums in accordance with Articles 43.3 and 43.4 partly in one way and partly in another;

(b)	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article (including the issue of fractional certificates or the making of cash payments); and

(c)	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article.
44.	WRITTEN RESOLUTIONS OF MEMBERS
44.1	(a) Subject to Article 44.1(b), a written resolution of members passed in accordance with Part 13 of the Companies Act 2006 is as valid and effectual as a resolution passed at a general meeting of the Company.
(b)	The following may not be passed as a written resolution and may only be passed at a general meeting:-
(i)	a resolution under section 168 of the Companies Act 2006 for the removal of a director before the expiration of his period of office; and

(ii)	a resolution under section 510 of the Companies Act 2006 for the removal of an auditor before the expiration of his period of office.
44.2	(a) Subject to Article 44.2(b), on a written resolution, a member has one vote in respect of each share held by him.
(b)	No member may vote on a written resolution unless all moneys currently due and payable in respect of any shares held by him have been paid.
45.	NOTICE OF GENERAL MEETINGS
45.1	(a) Every notice convening a general meeting of the Company must comply with the provisions of:-
(i)	section 311 of the Companies Act 2006 as to the provision of information regarding the time, date and place of the meeting and the general nature of the business to be dealt with at the meeting; and

(ii)	section 325(1) of the Companies Act 2006 as to the giving of information to members regarding their right to appoint proxies.
(b)	Every notice of, or other communication relating to, any general meeting which any member is entitled to receive must be sent to each of the directors and to the auditors (if any) for the time being of the Company.
46.	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

46.1	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

46.2	A person is able to exercise the right to vote at a general meeting when—
(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.
46.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

46.4	In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

46.5	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

47.	QUORUM AT GENERAL MEETINGS

47.1	No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.
47.2	(a) If and for so long as the Company has one member only, one member entitled to vote on the business to be transacted, who is present at a general meeting in person or by one or more proxies or, in the event that the member is a corporation, by one or more corporate representatives, is a quorum.
(b)	If and for so long as the Company has two or more members, one member holding more than one-half in nominal value of the issued ordinary share capital of the Company for the time being, who is entitled to vote on the business to be transacted and is present at a general meeting in person or by one or more proxies or, in the event that any such member is a corporation, by one or more corporate representatives, is a quorum.

(c)	In any other case, two members, each of whom is entitled to vote on the business to be transacted and is present at a general meeting in person or by one or more proxies or, in the event that any member present is a corporation, by one or more corporate representatives, are a quorum.
48.	CHAIRING GENERAL MEETINGS

48.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

48.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start—
(a)	the directors present, or

(b)	(if no directors are present), the meeting,

must appoint a director or shareholder to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.
48.3	The person chairing a meeting in accordance with this Article is referred to as “the chairman of the meeting”.

49.	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-SHAREHOLDERS

49.1	Directors may attend and speak at general meetings, whether or not they are shareholders.

49.2	The chairman of the meeting may permit other persons who are not—
(a)	shareholders of the Company, or

(b)	otherwise entitled to exercise the rights of shareholders in relation to general meetings, to attend and speak at a general meeting.

50.	ADJOURNMENT
50.1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it. If, at the adjourned general meeting, a quorum is not present within half an hour from the time appointed therefor or, alternatively, a quorum ceases to be present, the adjourned meeting shall be dissolved.

50.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if—
(a)	the meeting consents to an adjournment, or

(b)	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.
50.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

50.4	When adjourning a general meeting, the chairman of the meeting must—
(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors, and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.
50.5	If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given)—
(a)	to the same persons to whom notice of the Company’s general meetings is required to be given, and

(b)	containing the same information which such notice is required to contain.
50.6	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

51.	VOTING AT GENERAL MEETINGS

51.1	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the Articles.
51.2	(a) Subject to Article 51.3 below, on a vote on a resolution at a general meeting on a show of hands:-
(i)	each member who, being an individual, is present in person has one vote;

(ii)	if a member (whether such member is an individual or a corporation) appoints one or more proxies to attend the meeting, all proxies so appointed and in attendance at the meeting have, collectively, one vote; and

(iii)	if a corporate member appoints one or more persons to represent it at the meeting, each person so appointed and in attendance at the meeting has, subject to section 323(4) of the Companies Act 2006, one vote.

(b)	Subject to Article 51.3 below, on a resolution at a general meeting on a poll, every member (whether present in person, by proxy or authorised representative) has one vote in respect of each share held by him.
51.3	No member may vote at any general meeting or any separate meeting of the holders of any class of shares in the Company, either in person, by proxy or, in the event that the member is a corporation, by corporate representative in respect of shares held by that member unless all moneys currently due and payable by that member in respect of any shares held by that member have been paid.

51.4	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid. Any such objection must be referred to the chairman of the meeting, whose decision is final.

52.	DEMAND FOR A POLL

52.1	A poll on a resolution may be demanded—
(a)	in advance of the general meeting where it is to be put to the vote, or

(b)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.
52.2	A poll may be demanded by—
(a)	the chairman of the meeting;

(b)	the directors;

(c)	two or more persons having the right to vote on the resolution;

(d)	a person or persons representing not less than one tenth of the total voting rights of all the shareholders having the right to vote on the resolution;

(e)	by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.
52.3	A demand for a poll made by a person as proxy for a member is the same as a demand made by the member.

52.4	A demand for a poll may be withdrawn if—
(a)	the poll has not yet been taken, and

(b)	the chairman of the meeting consents to the withdrawal.
52.5	Polls must be taken at the general meeting at which they are demanded and in such manner as the chairman directs.

53.	CONTENT OF PROXY NOTICES

53.1	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which—
(a)	states the name and address of the shareholder appointing the proxy;

(b)	identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d)	is received at an address specified by the Company in the proxy notice not less than 48 hours before the time for holding the meeting or adjourned meeting at which the proxy appointed pursuant to the proxy notice proposes to vote and in accordance with any other instructions contained in the notice of the general meeting to which they relate.
53.2	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

53.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

53.4	Unless a proxy notice indicates otherwise, it must be treated as—
(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting, and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.
54.	DELIVERY OF PROXY NOTICES

54.1	Any proxy notice received at such address as is referred to in Article 53.1(d) less than 48 hours before the time for holding the meeting or adjourned meeting shall be invalid.

54.2	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

54.3	An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

54.4	A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

54.5	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

55.	AMENDMENTS TO RESOLUTIONS

55.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if—
(a)	notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.
55.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if—
(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

55.3	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

56.	COMMUNICATIONS

56.1	Subject to the provisions of this Article 56, anything sent or supplied by or to the Company under these Articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

56.2	Subject to the provisions of this Article 56, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

56.3	A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

56.4	Subject to the provisions of the Companies Act 2006, a document or information may be sent or supplied by the Company to a person by being made available on a website.

56.5	The directors may impose such requirements as they think fit for authenticating notices or documents sent to the Company by electronic means including, without limitation, the use of a discrete identifier or provision of other information by the sender to verify the identity of the sender and the authenticity of notice or document in question.
56.6	(a) A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be sent to him or an address to which notices may be sent by electronic means is entitled to have notices sent to him at that address, but otherwise no such member is entitled to receive any notices from the Company.
(b)	If any share is registered in the name of joint holders, the Company may send notices and all other documents to the joint holder whose name stands first in the register of members in respect of the joint holding and the Company is not required to serve notices or other documents on any of the other joint holders.
56.7	(a) If the Company sends or supplies notices or other documents by first class post and the Company proves that such notices or other documents were properly addressed, prepaid and posted, the intended recipient is deemed to have received such notices or other documents 48 hours after posting.
(b)	If the Company sends or supplies notices or other documents by electronic means and the Company proves that such notices or other documents were properly addressed, the intended recipient is deemed to have received such notices or other documents 24 hours after they were sent or supplied notwithstanding that the Company is aware of any failure in the delivery of the notice or document in question. Without prejudice to such deemed delivery, if the Company is aware of the failure in delivery of a notice or document sent by electronic means and has sought to deliver the notice or document by such means at least 3 times, it shall send the notice in hard copy form by first class post within 48 hours after the first attempted delivery.

(c)	If the Company sends or supplies notices or other documents by means of a website, the intended recipient is deemed to have received such notices or other documents when such notices or other documents first appeared on the website or, if later, when the intended recipient first received notice of the fact that such notices or other documents were available on the website.

(d)	For the purposes of this Article 56.6, no account shall be taken of any part of a day that is not a working day.
57.	COMPANY SEALS

57.1	Any common seal may only be used by the authority of the directors or any committee of directors.

57.2	The directors may decide by what means and in what form any common seal is to be used.

57.3	Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by:-
(a)	one authorised person in the presence of a witness who attests the signature; or

(b)	two authorised persons.
57.4	For the purposes of this Article, an authorised person is—
(a)	any director of the Company;

(b)	the Company secretary (if any); or

(c)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.
58.	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

58.1	Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a shareholder.

59.	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

59.1	The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.
60.	DIRECTORS’ INDEMNITY

60.1	Subject to Article 60.2, a relevant director of the Company or an associated Company may be indemnified out of the Company’s assets against—
(a)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated Company,

(b)	any liability incurred by that director in connection with the activities of the Company or an associated Company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006),

(c)	any other liability incurred by that director as an officer of the Company or an associated Company.
60.2	This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

60.3	In this Article 60—

(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

(b)	a “relevant director” means any director or former director of the Company or an associated Company.
61.	INSURANCE

61.1	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant director in respect of any relevant loss.

61.2	In this Article—
(a)	a “relevant director” means any director or former director of the Company or an associated Company,

(b)	a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the Company, any associated Company or any pension fund or employees’ share scheme of the Company or associated Company, and

(c)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.